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                                                                   Exhibit 10.25


                               SECURITY AGREEMENT


          This SECURITY AGREEMENT, dated as of September 8, 1995, is entered into between Debtor and CoastFed, with reference to the following facts:

                                    RECITALS

          A. Debtor is contemporaneously herewith executing the Guaranty in favor of CoastFed in order to guaranty the indebtedness owing by Borrower to CoastFed; and

          B. Debtor has agreed to enter into this Security Agreement in order to grant to CoastFed a first priority security interest in the Collateral to secure the Guaranty.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

          1. Definitions. All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Guaranty. In addition, as used herein, the following terms shall have the following meanings:

               "Account Debtor" means any Person who is or who may become obligated with respect to, or on account of, an Account.

               "Accounts" means any and all of Debtor's presently existing and hereafter arising accounts and rights to payment, except those evidenced by Negotiable Collateral, arising out of the sale or lease of goods or the rendition of services by Debtor, irrespective of whether earned by performance.

               "Borrower" means Cyberlink, Inc., a California corporation.

               "Chattel Paper" means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

               "CoastFed Expenses" means any and all costs or expenses required to be paid by Debtor under this Security Agreement which are paid or advanced by CoastFed; all costs and expenses of CoastFed, including its attorneys' fees and expenses (including attorneys' fees incurred pursuant to 11 U.S.C.), incurred or expended to correct any default or enforce any provision of this Security Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or


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advertising to sell the Collateral, irrespective of whether a sale is consummated; and all costs and expenses of suit incurred or expended by CoastFed, including its attorneys' fees and expenses (including attorneys' fees incurred pursuant to 11 U.S.C.) in enforcing or defending this Security Agreement, irrespective of whether suit is brought.

               "CoastFed" means CoastFed Business Credit Corporation, a California banking corporation.

               "Code" means the California Uniform Commercial Code except, to the extent applicable, the Uniform Commercial Code as adopted by the jurisdiction in which any of the Collateral is located. Any and all terms used in this Security Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

               "Collateral" means the following, collectively: any and all of the Accounts, Deposit Accounts, Equipment, Inventory, General Intangibles, Negotiable Collateral, and Debtor's Books, in each case whether now existing or hereafter acquired or created, and any Proceeds or products of any of the foregoing, or any portion thereof, and any and all Accounts, Deposit Accounts, Equipment, Inventory, General Intangibles, Negotiable Collateral, money, or other tangible or intangible property, resulting from the sale or other disposition of the Accounts, Deposit Accounts, Equipment, Inventory, General Intangibles, or Negotiable Collateral, or any portion thereof or interest therein, and the substitutions, replacements, additions, accessions, products and Proceeds thereof.

               "Communications Act" means the Communications Act of 1934, as amended (47 U.S.C. ss.ss. 151 et seq.) or any successor statute governing the subject matter thereof, and all rules, regulations and policies promulgated thereunder by the FCC.

               "Debtor" means Cyberlink-California, Inc., a California corporation.

               "Debtor's Books" means any and all presently existing and hereafter acquired or created books and records of Debtor, including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Accounts, Deposit Accounts, Equipment, Inventory, General Intangibles and Negotiable Collateral and also including all FCC logs, public files, engineering records and other records that relate to the operation of Debtor's business.

               "Deposit Account" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of Debtor with a bank, savings and loan association, credit union or like organization, and all funds and amounts therein, whether or not restricted or designated for a particular purpose.


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               "Documents" means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of Debtor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to Debtor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired.

               "Equipment" means any and all of Debtor's presently existing and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, computer and other electronic data processing equipment and other office equipment and supplies, computer programs and related data processing software, spare parts, tools, motors, automobiles, trucks, tractors and other motor vehicles, rolling stock, jigs, and other goods (other than Inventory, farm products, and consumer goods), of every kind and description, wherever located, together with any and all parts, improvements, additions, attachments, replacements, accessories, and substitutions thereto or therefor, and all other rights of Debtor relating thereto, whether in the possession and control of Debtor, or in the possession and control of a third party for the account of Debtor.

               "FCC" means the Federal Communications Commission or any governmental authority succeeding to any of its functions.

               "General Intangibles" means any and all of Debtor's presently existing and hereafter acquired or arising general intangibles and other intangible personal property of every kind and description, including rights under licensing and distribution agreements, uncertificated securities, interests in any joint ventures or partnerships, contract rights, noncompetition covenants, goodwill, choses in action and causes of action (whether legal or equitable, whether in contract or tort or otherwise, and however arising), licenses, approvals, permits or any other authorizations issued by any Government Authority (including, the Telecommunications Licenses and all other licenses, approvals, permits and other authorizations issued by the FCC or any state public utility commission to Debtor, including the proceeds of any sale or other disposition thereof, in each case to the extent that a security interest therein is not prohibited by law, provided that to the extent that a security interest therein is now so prohibited and to the extent that such security interest at any time hereafter shall no longer be so prohibited, then such security interest shall automatically and without any further action attach and become fully effective at that time (giving effect to any retroactive effect to any change in applicable law or regulation)), all Intellectual Property Collateral, rights of stoppage in transit, replevin and reclamation, rebates or credits of every kind and nature to which Debtor may be entitled, purchase orders, customer lists, subscriber lists, monies due or recoverable from pension funds, computer software, magnetic media, electronic data processing files, systems and programs, deposit accounts, uncertificated certificates of deposit, refunds and claims for tax or other


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refunds against any Governmental Authority, indemnity agreements, guaranties, insurance policies, contracts, franchise agreements, lease agreements, and other contractual, equitable and legal rights of whatever kind and nature.

               "Governmental Authority" means any federal, state, local or other governmental department, commission (including the FCC and any state public utility commission), board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guaranty" means that certain Continuing Guaranty, executed by Debtor in favor of CoastFed, dated as of even date herewith, as amended from time to time in accordance with its terms.

               "Instruments" means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired.

               "Intellectual Property Collateral" means the following Assets owned or held by Debtor or in which Debtor otherwise has any interest, now existing or hereafter acquired or arising:

                    (a) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, all rights to sue for past, present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations in-part thereof;

                    (b) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

                    (c) all state (including common law), federal and foreign trademarks, service marks and trade names (including all call letters, logos, jingles, slogans, logotypes, programs and elements of whatever form or nature used in connection with the operation of Debtor's business, whether completed or in production), and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses, whether registered or unregistered and wherever registered, all rights to sue for past,


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present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

                    (d) all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, sales and operating plans, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs; and

                    (e) the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets.

               "Inventory" means any and all of Debtor's presently existing and hereafter acquired goods of every kind and description (including goods in transit) which are held for sale or lease, or to be furnished under a contract of service or which have been so leased or furnished, or other disposition, wherever located, including those held for display or demonstration or out on lease or consignment or are raw materials, work in process, finished materials, or materials used or consumed, or to be used or consumed, in Debtor's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all materials, parts, supplies, packing and shipping materials used or usable in connection with the manufacture, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by Debtor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

               "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, any conditional sale or other title retention agreement, or finance lease) of any kind.

               "Negotiable Collateral" means any and all of Debtor's presently existing and hereafter acquired or arising letters of credit, advises of credit, certificates of deposit, notes, drafts, Instruments, Documents and Chattel paper.

               "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of Debtor, including "proceeds"


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as defined in Section 9306 of the Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Debtor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

               "Rights to Payment" means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all General Intangibles, Negotiable Collateral and Proceeds thereof.

               "Secured Obligations" shall have the meaning of "Obligations" under the Guaranty and shall also mean any and all debts, liabilities, obligations, or undertakings owing by Debtor to CoastFed arising under, advanced pursuant to, or evidenced by this Security Agreement, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest not paid when due and all CoastFed Expenses which Debtor is required to pay or reimburse pursuant to this Security Agreement, the Guaranty or by law.

               "Security Agreement" shall mean this Security Agreement, any concurrent or subsequent riders, exhibits or schedules to this Security Agreement, and any extensions, supplements, amendments, or modifications to or in connection with this Security Agreement, or to any such riders, exhibits or schedules.

               "Telecommunications Licenses" means those licenses issued to Debtor by the FCC or any state public utility commission.

          2. Construction. Unless the context of this Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Security Agreement to "determination" by CoastFed include reasonable estimates (absent manifest error) by CoastFed, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by CoastFed, as applicable (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. Article, section, subsection, exhibit, and schedule references are to this Security Agreement unless otherwise specified.


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          3. Creation of Security Interest. Debtor hereby grants to CoastFed a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Secured Obligations. Debtor acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of CoastFed or Debtor.

          4  Further Assurances.

               4.1 Debtor shall execute and deliver to CoastFed concurrently with Debtor's execution of this Security Agreement, and from time to time at the request of CoastFed, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that CoastFed may request, in form satisfactory to CoastFed, to perfect and maintain perfected CoastFed's security interests in the Collateral and in order to consummate fully all of the transactions contemplated by this Security Agreement and the Guaranty. Debtor hereby irrevocably makes, constitutes, and appoints CoastFed (and CoastFed's officers, employees, or agents) as Debtor's true and lawful attorney with power to sign the name of Debtor on any of the above-described documents or on any other similar documents which need to be executed, recorded, or filed, and to do any and all things necessary in the name and on behalf of Debtor in order to perfect, or continue the perfection of, CoastFed's security interests in the Collateral. Debtor agrees that neither CoastFed, nor any of its designees or attorneys-in-fact, will be liable for any act of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney granted under this Section 4.1, other than as a result of its or their gross negligence or wilful misconduct. THE POWER OF ATTORNEY GRANTED UNDER THIS SECTION 4.1 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL ALL OF THE SECURED OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL, THE GUARANTY TERMINATED, AND ALL DEBTOR'S DUTIES HEREUNDER AND THEREUNDER HAVE BEEN DISCHARGED IN FULL.

               4.2 Without limiting the generality of the foregoing Section 4.1 or any of the provisions of the Guaranty, Debtor will: (i) at the request of CoastFed, mark conspicuously all of its records pertaining to the Collateral with a legend, in form and substance satisfactory to CoastFed, indicating that the Collateral is subject to the security interest granted hereby; (ii) at the request of CoastFed, appear in and defend any action or proceeding which may affect Debtor's title to, or the security interest of CoastFed in, any of the Collateral; and (iii) upon demand of CoastFed, allow inspection of Collateral by CoastFed or Persons designated by CoastFed at any time during normal business hours.

               4.3 With respect to the Negotiable Collateral (other than drafts received in the ordinary course of business so long as no Event of Default is continuing), Debtor shall, immediately upon request by CoastFed, endorse (where appropriate) and assign the Negotiable Collateral over to CoastFed, and deliver to CoastFed actual physical possession of the Negotiable Collateral to CoastFed together with any instruments of transfer


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or assignment, all in form and substance satisfactory to CoastFed, in order to fully perfect the security interest therein of CoastFed.

               4.4 Whenever the FCC will permit the granting of a security interest in, or the collateral assignment of, any Telecommunications License or any other license granted by the FCC to Debtor, or in any event during the continuance of an Event of Default, pursuant to Section 9.4, Debtor shall take all actions and do all things requested by CoastFed in connection with CoastFed's application to the FCC for the grant, assignment, or transfer to CoastFed, or any purchaser at a foreclosure sale, of the Telecommunications Licenses or any other license from the FCC, including any assignment of a lawful security interest in any Telecommunications License previously granted to Debtor. Without limiting the generality of the foregoing, Debtor agrees to execute and deliver to CoastFed, or any Person designated by CoastFed, any documents, instruments, or agreements requested by CoastFed in connection with any such grant, license, assignment, or transfer sought by CoastFed from the FCC.

          5. Representations and Warranties. In order to induce CoastFed to make loans to Borrower, in addition to the representations and warranties of Debtor set forth in the Guaranty which are incorporated herein by this reference, Debtor represents and warrants to CoastFed that subject to the Schedule of Exceptions, on the date hereof and on each and every day that CoastFed makes a loan to Borrower:

               5.1 Location of Chief Executive office and Collateral. Debtor's chief executive office is located at the address set forth in Schedule 1, and all other locations where Debtor conducts business or Collateral is kept are set forth in Schedule 1.

               5.2 Locations of Debtor's Books. All locations where Debtor's Books are kept, including all equipment necessary for accessing Debtor's Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping Debtor's Books or collecting Rights to Payment for Debtor, are set forth in Schedule 1.

               5.3 Trade Names and Trade Styles. All trade names and trade styles under which Debtor presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, Debtor has not, at any time during the preceding five years: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

               5.4 Ownership of Collateral. Debtor is and shall continue to be the sole and complete owner of the Collateral, free from any Lien other than in favor of CoastFed.


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               5.5 Enforceability: Priority of Security Interest. This Agreement
(i) creates a security interest which is enforceable against the Collateral in which Debtor now has rights and will create a security interest which is enforceable against the Collateral in which Debtor hereafter acquires rights at the time Debtor acquires any such rights, and (ii) CoastFed has a perfected security interest (to the fullest extent perfection can be obtained by filing, notification to third parties or possession) and a first priority security interest in the Collateral in which Debtor now has rights, and will have a perfected and first priority security interest in the Collateral in which Debtor hereafter acquires rights at the time Debtor acquires any such rights, in each case securing the payment and performance of the Secured Obligations.

               5.6 Other Financing Statements. Other than financing statements in favor of CoastFed, no effective financing statement naming Debtor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

               5.7 Rights to Payment.

                    (a) the Rights to Payment represent valid, binding and enforceable obligations of the Account Debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, adverse claims, counterclaims, setoffs, defaults, disputes, defenses, retainages, holdbacks and conditions precedent of any kind or character, except to the extent reflected by Debtor's reserves for uncollectible Rights to Payment;

                    (b) to the best of Debtor's knowledge and belief all Account Debtors and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due;

                    (c) all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any federal and state consumer credit laws;

                    (d) Debtor has not assigned any of its rights under the Rights to Payment;

                    (e) all statements made, all unpaid balances and all other information in Debtor's Books and other documentation relating to the Rights to Payment are true and correct and in all respects what they purport to be; and

                    (f) Debtor has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Rights to Payment.


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               5.8 Inventory. No Inventory is stored with any bailee,
warehouseman or similar Person or on any premises leased to Debtor, nor has any Inventory been consigned to Debtor or consigned by Debtor to any Person or is held by Debtor for any Person under any "bill and hold" or other arrangement.

               5.9 Intellectual Property.

                    (a) except as set forth in Schedule 1, Debtor (directly or through any subsidiary) does not own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name;

                    (b) all patents, copyrights, trademarks, service marks and trade names are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

                    (c) all maintenance fees required to be paid on account of any patents have been timely paid for maintaining such patents in force, and, to the best of Debtor's knowledge, each of the patents is valid and enforceable and Debtor has notified CoastFed in writing of all prior art (including public uses and sales) of which it is aware;

                    (d) to the best of Debtor's knowledge after due inquiry, no material infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person;

                    (e) Debtor is the sole and exclusive owner of the Intellectual Property Collateral and the past, present and contemplated future use of such Intellectual Property Collateral by Debtor has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person; and

                    (f) Debtor owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other intellectual property Collateral necessary to continue to conduct its business as heretofore conducted.

               5.10 Equipment.

                    (a) none of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which Debtor has supplied CoastFed with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of CoastFed's security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed; and


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                    (b) none of the Equipment is leased from or to any Person, except as set forth in Schedule 1.

               5.11 Deposit Accounts. The names and addresses of all financial institutions at which Debtor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.

          6. Covenants. In addition to the covenants of Debtor set forth in the Guaranty which are incorporated herein by this reference, Debtor agrees that from the Closing Date and thereafter until the indefeasible payment, performance and satisfaction in full of the Secured Obligations, and all of CoastFed's obligations under the Guaranty to Debtor have been terminated:

               6.1 Defense of Collateral. Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to or right or interest in, or CoastFed's right or interest in, the Collateral.

               6.2 Preservation of Collateral. Debtor shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

               6.3 Compliance with Laws, Etc. Debtor shall comply with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

               6.4 Location of Debtor's Books and Chief Executive Office. Debtor shall: (i) keep all Debtor's Books at the locations set forth in Schedule 1; and
(ii) the location of Debtor's chief executive office or principal place of business at the location set forth in Schedule 1.

               6.5 Location of Collateral. Debtor shall: (i) keep the Collateral at the locations set forth in Schedule 1; and (ii) give CoastFed at least 30 days' prior written notice of any change in the locations set forth in Schedule 1 by delivering to CoastFed an amended Schedule 1.

               6.6 Change in Name, Trade Name or Trade Style. Debtor shall give at least 30 days' prior written notice of any changes in its name, or of any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1 by delivering to CoastFed an amended Schedule 1.

               6.7 Maintenance of Records. Debtor shall keep separate, accurate and complete Debtor's Books, disclosing CoastFed's security interest hereunder.


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               6.8 Invoicing of Sales. Debtor shall invoice all of its sales upon forms customary in the industry and to maintain proof of delivery and customer acceptance of goods.

               6.9 Disposition of Collateral. Debtor shall not surrender or lose possession of (other than to CoastFed), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Guaranty.

               6.10 Liens. Debtor shall keep the Collateral free of all Liens except in favor of CoastFed.

               6.11 Expenses. Debtor shall pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

               6.12 Leased Premises. At CoastFed's request, Debtor shall obtain from each Person from whom Debtor leases any premises at which any Collateral is at any time present, such subordination, waiver, consent and estoppel agreements as CoastFed may require, in form and substance satisfactory to CoastFed.

               6.13 Rights to Payment. Debtor shall:

                    (a) perform and observe all terms and provisions of the Rights to Payment and all obligations to be performed or observed by it in connection therewith and maintain the Rights to Payment in full force and effect;

                    (b) enforce all Rights to Payment strictly in accordance with their terms, and take all such action to such end as may be from time to time reasonably requested by CoastFed;

                    (c) if, to the knowledge of Debtor, any dispute, setoff, claim, counterclaim or defense shall exist or shall be asserted or threatened with respect to a Right to Payment (whether with or against Debtor or otherwise), disclose such fact fully to CoastFed in Debtor's Books relating to such Account or other Right to Payment and in connection with any report furnished by Debtor to CoastFed relating to such Right to Payment;

                    (d) furnish to CoastFed such information and reports regarding the Rights to Payment as CoastFed may request, and upon request of CoastFed make such demands and requests for information and reports as Debtor is entitled to make in respect of the Rights to Payment; and


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

                    (e) during the continuance of any Event of Default, establish such lockbox or similar arrangements for the payment of the Rights to Payment as CoastFed shall require.

               6.14 Inventory. Debtor shall:

                    (a) at such times as CoastFed shall request, prepare and deliver to CoastFed periodic reports pertaining to the Inventory, in form and substance satisfactory to CoastFed;

                    (b) upon the request of CoastFed, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to CoastFed; and

                    (c) not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to Debtor, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis, without in each case giving CoastFed prior written notice thereof.

               6.15 Equipment. Debtor shall, upon CoastFed's request, deliver to CoastFed a report of each item of Equipment, in form and substance satisfactory to CoastFed.

               6.16 Intellectual Property Collateral. Debtor shall:

                    (a) not enter into any agreement (including any license or royalty agreement) pertaining to any Intellectual Property Collateral without in each case giving CoastFed prior notice thereof;

                    (b) not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public;

                    (c) promptly give CoastFed notice of any rights Debtor may obtain to any new patentable inventions, copyrightable works or other new Intellectual Property Collateral, prior to the filing of any application for registration thereof; and

                    (d) diligently prosecute all applications for patents, copyrights and trademarks, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral.

          7. Collection of Rights to Payment. Debtor or its agents shall endeavor in the first instance to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of CoastFed during the continuance of an Event of Default, all remittances received by Debtor shall be held in trust for CoastFed, and, in accordance with CoastFed's instructions, remitted to CoastFed or deposited to an account with CoastFed in the form received (with any necessary endorsements or instruments of assignment or transfer).

          8. Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") under this Security
Agreement:

               8.1 The occurrence of an Event of Default under the Guaranty;

               8.2 Debtor shall breach, or be in default of, any of its agreements, covenants and obligations hereunder; or

               8.3 Any representation or warranty made by Debtor hereunder shall have been untrue in any material respect when made.

          9. Rights and Remedies.

               9.1 During the continuance of an Event of Default, CoastFed, without notice or demand, may do any one or more of the following, all of which are authorized by Debtor:

                    (a) Make such payments and do such acts as it considers necessary or reasonable to protect CoastFed's security interest in the Collateral. Debtor agrees to assemble and make available any or all of the Collateral if CoastFed so requires. Debtor authorizes CoastFed to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the opinion of the CoastFed, appears to be prior or superior to CoastFed's security interest, and to pay all costs and expenses incurred in connection therewith;

                    (b) CoastFed is hereby granted a license or other right to use, without charge, Debtor's trade names, trademarks, service marks, customer lists, and advertising matter, or any other property of a similar nature, in advertising for sale or selling any Collateral and Debtor's rights under all licenses shall inure to the benefit of CoastFed, subject to the then applicable rules and regulations of the FCC;

                    (c) Ship, reclaim, recover, store, finish, maintain, repair, advertise and prepare for sale of the Collateral;

                    (d) Sell the Collateral, at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) as is commercially reasonable, and apply any proceeds of any sale or other disposition of the Collateral in the order provided in Section 9504 of the Code, including the payment of CoastFed Expenses. It is not necessary that the Collateral be present at any such sale;

                    (e) Without constituting a retention of collateral in satisfaction of indebtedness as provided for in Section 9505 of the Code, notify account debtors and other obligors of Debtor of CoastFed's security interests in the Collateral, and proceed to collect the same and apply the net cash proceeds therefrom to the Secured Obligations;

                    (f) CoastFed shall give notice of any disposition of the Collateral as follows:

                         (i) CoastFed shall give Debtor and each holder of a
security interest in the Collateral who has filed with CoastFed a written request for notice, a written notice stating the time and place of a public sale, or, if the disposition is to be either a private sale or some other disposition that is not a public sale, the time on or after which the private sale or other disposition is to be made;

                         (ii) The notice described in the immediately preceding
paragraph shall be delivered to Debtor as provided in Section 9.1 of the Guaranty at least five (5) calendar days before the date fixed for a sale. Notice to Persons other than Debtor claiming an interest in the Collateral shall be sent to such addresses as such Persons have furnished to CoastFed prior to the date of such notice;

                         (iii) If the disposition is to be a public sale,
CoastFed shall also give notice of the time and place of said sale by publishing a notice at least five (5) calendar days before the date of the sale in a newspaper of general circulation, if one exists, in the county in which the sale is to be held;

                         (iv) Notwithstanding anything to the contrary in
clauses (ii) and (iii) of this Section 9.1(f), CoastFed shall provide ten (10) days written notice to Debtor and the FCC before any Equipment will be repossessed or foreclosed upon;

                    (g) CoastFed may, in its own name, or in the name of a designee or nominee, credit bid and purchase at any public sale;

                    (h) Debtor shall pay all CoastFed Expenses; and

                    (i) Any portion of the Secured Obligations which remains unpaid after disposition of the Collateral as provided above shall be paid immediately by

Debtor. Any excess which exists after disposition of the Collateral and payment in full of the Secured Obligations shall be returned promptly, without interest and subject to the rights of third parties, to Debtor by CoastFed.

               9.2 Upon the exercise by CoastFed of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Debtor agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that CoastFed or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

               9.3 The rights and remedies of CoastFed under this Security Agreement, the Guaranty, and all other agreements contemplated hereby and thereby shall be cumulative. CoastFed shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by CoastFed of any one right or remedy shall be deemed an election of remedies, and no waiver by CoastFed of any default on Debtor's part shall be deemed a continuing waiver of any further defaults. No delay by CoastFed shall constitute a waiver, election or acquiescence with respect to any right or remedy.

               9.4 Notwithstanding anything to the contrary contained in this Security Agreement or in any other agreement, instrument or document executed by Debtor and delivered to CoastFed, CoastFed will not take any action pursuant to this Security Agreement or any other document referred to above which would constitute or result in any assignment of any Telecommunications License or any change of control of Debtor or any Subsidiary of Debtor if such assignment of any Telecommunications License or change of control would require, under then existing law, the prior approval of the FCC without first obtaining such prior approval of the FCC. Debtor waives, to the extent permitted by law, any right it may have to oppose, and agrees to take any action which CoastFed may request in order to obtain from the FCC, such approval as may be necessary to enable CoastFed to exercise and enjoy the full rights and benefits granted CoastFed by this Security Agreement and the other documents referred to above, including specifically, at the cost and expense of Debtor, the use of commercially reasonable efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Security Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of license or transfer of control necessary or appropriate under the FCC's rules and regulations for approval of (a) any sale or other disposition of the Collateral by or on behalf of the CoastFed, or (b) any assumption by the CoastFed of voting rights in the Collateral effected in accordance with the terms of this Security Agreement. It is understood and agreed that all foreclosures and related actions will be made in accordance with Section 310 of the Communications Act.

          10. CoastFed Not Liable. So long as CoastFed complies with the obligations, if any, imposed by Section 9207 of the Code, CoastFed shall not otherwise be liable or responsible in any way or manner for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.

          11. Indefeasible Payment. The Secured Obligations shall not be considered indefeasibly paid for purposes of this Security Agreement unless and until all payments to CoastFed are no longer subject to any right on the part of any Person, including Debtor, Debtor as a debtor in possession, or any trustee (whether appointed under the Bankruptcy Code or otherwise) of Debtor or Debtor's Assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. In the event that, for any reason, any portion of such payments to CoastFed is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made.

          12. GENERAL PROVISIONS

               12.1 Cumulative Remedies: No Prior Recourse to Collateral. The enumeration herein of CoastFed's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the CoastFed may have under the Guaranty, the Code, or other applicable law. CoastFed shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

               12.2 No Implied Waivers. No act, failure, or delay by CoastFed shall constitute a waiver of any of its rights and remedies. No single or partial waiver by CoastFed of any provision of this Security Agreement, or of a breach or default hereunder, or of any right or remedy which CoastFed may have, shall operate as a waiver of any other provision, breach, default, right, or remedy or of the same provision, breach, default, right, or remedy on a future occasion. No waiver by CoastFed shall affect its rights to require strict performance of this Security Agreement.

               12.3 Notices. All notices or demands by any party hereto to the other party and relating to this Security Agreement shall be sent in accordance with the terms of Section 22 of the Guaranty.

               12.4 Severability. Should any provision, clause or condition of this Security Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Security Agreement.

               12.5 Integration. This Security Agreement and such other agreements, documents and instruments as may be executed in connection herewith shall be construed as the entire and complete agreement between Debtor and CoastFed and shall supersede all prior negotiations, all of which are merged and integrated herein.

               12.6 Amendment. The terms and provisions of this Security Agreement may not be waived or amended except in a writing executed by Debtor and a duly authorized officer of CoastFed.

               12.7 Time of Essence. Time is of the essence in the performance by Debtor of each and every obligation under this Security Agreement.

               12.8 Mutual Waiver of Jury Trial. Debtor and CoastFed each hereby waive the right to trial by jury in any action or proceeding based upon, arising out of, or in any way relating to, this Security Agreement, or any conduct, acts or omissions of Debtor or CoastFed, any of their directors, officers, employees, agents, attorneys or any other persons affiliated with Debtor or CoastFed.

               12.9 Benefit of Agreement. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of the parties hereto; provided, however, that Debtor may not assign or transfer any of its rights under this Security Agreement without the prior written consent of CoastFed, and any prohibited assignment shall be void. No consent by CoastFed to any assignment shall relieve Debtor or any guarantor from its liability hereunder.

               12.10 Paragraph Headings; Construction. Paragraph headings are used herein for convenience only. Debtor acknowledges that the same may not describe completely the subject matter of the applicable paragraph, and the same shall not be used in any manner to construe, limit, define or interpret any term or provision hereof. This Security Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Debtor or CoastFed under any rule of construction or otherwise.

               12.11 Governing Law; Jurisdiction; Venue. This Security Agreement and all acts and transactions hereunder and all rights and obligations of Debtor and CoastFed shall be governed by and in accordance with the laws of the State of California. Any undefined term used in this Security Agreement that is defined in the California Uniform Commercial Code shall have the meaning therein assigned to that term. As a material part of the consideration to CoastFed to enter into the Loan Agreement, Debtor (i) agrees that all actions and proceedings relating directly or indirectly hereto shall, at CoastFed's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Debtor may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

          IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.

                              CYBERLINK-CALIFORNIA, INC.
                              a California corporation


                              By /s/ Richard Leslie Lydiate
                                 -----------------------------------------
                                 Richard Leslie Lydiate, President


                              By_________________________________________
                                 Ron McVicar, Chief Financial Officer


                              COASTFED BUSINESS CREDIT CORPORATION
                              a California corporation

                              By /s/ CoastFed Business Credit Corporation
                                 -----------------------------------------

                              Title:  Vice President
                                     ------------------------------------
personal delivery or any other method permitted by law; and (iii) waives any and all rights Debtor may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.


                  IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.

                              CYBERLINK-CALIFORNIA, INC.
                              a California corporation


                              By /s/ Richard Leslie Lydiate
                                 -----------------------------------------
                                 Richard Leslie Lydiate, President


                              By /s/ Ron McVicar
                                 -----------------------------------------
                                 Ron McVicar, Chief Financial Officer


                              COASTFED BUSINESS CREDIT CORPORATION


                              By /s/ CoastFed Business Credit Corporation
                                 -----------------------------------------

                              Title:  Vice President
                                     ------------------------------------

                                   Schedule 1

Section 5.1        Location of Chief Executive Office and Collateral

Section 5.2        Locations of Debtor's Books

Section 5.3        Trade Names or Trade Styles

Section 5.9        Intellectual Property

Section 5.10       Equipment Leases

Section 5.11       Deposit Accounts

See Schedule of exceptions